Exhibit 99.1

KKR FINANCIAL HOLDINGS LLC DECLARES QUARTERLY DISTRIBUTION

SAN FRANCISCO, February 3, 2011 — KKR Financial Holdings LLC (NYSE: KFN) (the “Company”) announced today that its Board of Directors has declared a regular cash distribution for the quarter ended December 31, 2010 of $0.15 per common share.  The cash distribution will be payable on March 4, 2011 to holders of the Company’s common shares of record as of the close of business on February 18, 2011.

As previously announced the Company plans to release financial results for the fourth quarter and year ended December 31, 2010 on Thursday, February 17, 2011 following the close of trading on the New York Stock Exchange.   A conference call to discuss the results will also be hosted on Thursday, February 17, 2011 at 5:00 PM EST.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes.  KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation.  KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. KFN executes its core business strategy through its majority-owned subsidiaries.  Additional information regarding KFN is available at http://www.kkr.com.

Investor Relations Contact:

Laurie Poggi

Kohlberg Kravis Roberts & Co.

Tel: +1 (415) 315-3718

investor-relations@kkr.com

Media Relations Contacts:

Peter McKillop or Kristi Huller

Kohlberg Kravis Roberts & Co.

Tel: + 1 (212) 750-8300

media@kkr.com